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                                                                   EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report on the financial statements of Voice Systems Technology, Inc. dated April 19, 1996 included in Amendment No. 2 to the Registration Statement (Form S-1, No. 333-
4128) and related Prospectus of Boston Communications Group, Inc. for the registration of 4,398,750 shares of Common Stock.

                                          Ernst & Young LLP

Philadelphia, Pennsylvania

June 5, 1996